EXHIBIT 10.2


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. FURTHERMORE, THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE AND JUNIOR, IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT REFERRED TO HEREIN, TO ALL SENIOR INDEBTEDNESS REFERRED TO THEREIN, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                             ORION HEALTHCORP, INC.


                     Subordinated Note Due December 15, 2007

$                                                          April 19, 2006
 --------

     FOR VALUE RECEIVED, the undersigned, Orion HealthCorp, Inc., a Delaware corporation formerly known as SurgiCare, Inc. (the "Company"), hereby promises
to pay' to the order of       ("      Seller") or registered permitted assigns
(such original payee or any such assignee from time to time, the "Noteholder"), at the address set forth in Section 9.02 of the Agreement and Plan of Merger referred to in Section 1 hereof, or at such other place as the Noteholder shall from time to time have designated to the Company in writing, on December 15,
2007 (the "Maturity Date").      ($     ) and to pay interest thereon as
provided in Section 2 hereof.

1. THE NOTE. This Note (the "Note") is issued pursuant to Section 2.07(c) of the Amended and Restated Agreement and Plan of Merger dated as of July 16,2004, as amended by First Amendment to Agreement and Plan of Merger, dated as of September 9, 2004, and Second Amendment to Agreement and Plan of Merger dated as of December 15,2004, among the Company, DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd., Medical Billing Services, Inc. and the sellers party thereto (as amended to date, the "Agreement and Plan of Merger"). This Note, together with any notes issued in exchange for it, are collectively referred to herein as the "Notes". Certain terms are used in this Note as specifically defined herein.

2. INTEREST PROVISIONS. This Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof, on the principal amount hereof from time to time unpaid, to and including the maturity hereof and repayment of all sums due hereunder, at a rate per annum equal to 8%. Interest shall be payable monthly on the last day of each month (each an "Interest Payment Date"), commencing on April 30, 2006. Payments of principal and interest hereunder shall be made by mailing a check in the amount thereof to the Noteholder at its address appearing in the register maintained by the Company pursuant to Section 5 hereof.

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     Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law.

3. PAYMENT PROVISIONS. The Company covenants that so long as any of the Notes are outstanding:

     3.1 Payment at Maturity of the Note. Subject at all times to the subordination Agreement, on the Maturity Date, or on any accelerated maturity of the Notes permitted hereby and thereby, the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

     3.2 Voluntary Prepayments. Subject at all times to the Subordination Agreement, the Company may at any time and from time to time prepay all or part of the principal I amount of the Note then outstanding without penalty or premium.

     3.3 Notice of Prepayments. Notice of each voluntary prepayment of the Note pursuant to Section 3.2 hereof shall be given in accordance with Section
9.02 of the Agreement and Plan of Merger not fewer than three days before the prepayment date, in each case by mailing to the Noteholder a notice of intention to prepay specifying the date of prepayment, the aggregate amount of the Note to be prepaid on such date, the principal amount of the Note to be prepaid on such date held by the Noteholder, and the accrued interest applicable to such prepayment.

     3.4 Payment and Interest Cut-Of. Upon each prepayment of the Note, in whole or in part, the Company will pay to the Noteholder the amount of the Note to be prepaid, as set forth in the notice delivered pursuant to Section 3.3 hereof, together with unpaid interest in respect thereof accrued to and including the prepayment date.

4.   DEFAULTS.

     4.1 If any one or more of the following events (each such event being an "Event of Default") shall happen, that is to say:

          4.1.1 The Company shall fail to make any payment in respect of principal of or interest on the Note (other than interest not so paid as a result of the applicability of restrictions contained in the Subordination Agreement) as the same shall become due whether at maturity acceleration or otherwise, and such failure shall continue uncured and unremedied for 15 business days after the Noteholder has provided notice thereof to the Company; or

          4.1.2   The Company shall:

                  (a) commence a voluntary case concerning itself under Title 11 of the United States Code entitled 'Bankruptcy" as now or hereafter in effect, or any successor thereto (the 'Bankruptcy Code"V.

                  (b) have commenced against it an involuntary case under said Bankruptcy Code and the petition is dismissed within 60 days of the commencement of the case; or

                  (c) have appointed for it a custodian (as defined in the Bankruptcy Code) to take charge of all or substantially all of its property; or

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                  (d)  have filed against it any proceeding under any
     reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect, which such proceeding remains undismissed for a period of 60 days or shall suffer the appointment of any receiver or custodian or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of 60 days; or

                  (e) make a general assignment for the benefit of its creditors; or then and in each and every such case, subject to the provisions of the Subordination Agreement, the Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, and may by notice to the Company declare (each, an "Acceleration") all or any part of the unpaid principal amount of the Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under the Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect; provided, however, notwithstanding the foregoing, in the case of an Event of Default under Section 4.1.2, Acceleration shall be deemed automatic without notice to the Company.

     4.2 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Noteholder shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 4.2 shell extend to or affect any subsequent or other Event of Default not specifically identified in: such waiver or statement of satisfactory cure or impair any of the rights of any holder of the Notes upon the occurrence thereof.

5. RESTRICTIONS ON TRANSFER OF NOTE; REGISTER. The Noteholder may not transfer or assign this Note in full or in part, without obtaining the Company's prior written consent. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of the Notes.

6. SUBORDINATION OF NOTE. This Note and the rights and obligations evidenced hereby are subordinate and junior, in the manner and to the extent set forth in the Subordination Agreement, dated as of December 15,2004, among the original Noteholder, the Company, Healthcare Business Credit Corporation, and other parties named therein (as from time to time in effect, the "Specified Subordination Agreement"), and any other subordination agreement in favor of any senior lender of the Company, the terms of which subordination agreement are not more restrictive with respect to payment of amounts due under this Note than the terms set forth in the Specified Subordination Agreement, (collectively with the Specified Subordination Agreement, the "Subordination Agreement"), in each case to all Senior Debt as defined therein.


7.   MISCELLANEOUS.

     7.1 Notices. Any notice or other communication to the Company or the Noteholder in connection with this Note shall be deemed to be delivered and received by such addressee if delivered or made in the manner stipulated in the notice provisions of Section 9.02 of the Agreement and Plan of Merger (a) in the case of the Company, to the addresses specified therein or to such other address as the Company shall have specified to the Noteholder in writing, and (b) in the case of the Noteholder to the address of the Noteholder contained in the register referred to in Section 5 hereof.

     7.2 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY (BY ITS EXECUTION HEREOF) AND THE NOTEHOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY 11 9 ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

     7.3 Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.





                                                 Signed: /s/ Terrence L. Bauer
                                                         -----------------------

                                                 Name:   Terrence L. Bauer
                                                         Chief Executive Officer
                                                         Orion HealthCorp, Inc.